UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2022 (April 18, 2022)

CHECKMATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39425	36-4813934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Checkmate Pharmaceuticals, Inc.

245 Main Street, 2nd Floor
Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

(617) 682-3625

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CMPI	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging Growth Company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, on April 18, 2022, Checkmate Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with Regeneron Pharmaceuticals, Inc., a New York corporation (“Parent”), and Scandinavian Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a price per share of $10.50, to be paid to the seller in cash, without interest (the “Offer Price”) and subject to reduction for any applicable withholding of taxes required by applicable law. The Offer will initially remain open for 20 business days, subject to extension under certain circumstances.

Purchaser’s obligation to accept for payment shares of Common Stock validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including: that (i) there be validly tendered and not validly withdrawn prior to the expiration of the Offer a number of shares of Common Stock that, considered together with all other shares of Common Stock (if any) beneficially owned by Parent and its affiliates, represent one more share of Common Stock than 50% of the total number of shares of Common Stock outstanding at the expiration of the Offer; (ii) the waiting period (and any extension thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), has expired or been terminated; (iii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to customary thresholds and exceptions; (iv) the Company’s compliance with, or performance of, in all material respects its covenants and agreements contained in the Merger Agreement; (v) the absence of a Material Adverse Effect (as defined in the Merger Agreement); and (vi) other customary conditions set forth in Annex I of the Merger Agreement.

Following the consummation of the Offer, subject to the conditions set forth in the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Purchaser will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). If an Offer Termination (as defined below) does not occur, the Merger will be governed by Section 251(h) of the DGCL, with no stockholder vote required to consummate the Merger.

The Merger Agreement also provides an alternative means by which the Merger may be consummated even if the Offer is not completed, which requires the approval of the Company’s stockholders. Pursuant to the Merger Agreement, in certain circumstances Purchaser may elect to proceed with the acquisition through a Merger without any Offer, in which case Purchaser will terminate the Offer or allow it to expire (such termination, an “Offer Termination”). In this case the Company would be required to file a proxy statement to obtain approval of the Merger by the Company’s stockholders at a special stockholders meeting held for the purpose of voting upon the adoption of the Merger Agreement, and the Merger would be effected pursuant to Section 251(c) of the DGCL.

Pursuant to the Merger, each issued and outstanding share of Common Stock (other than (i) shares of Common Stock with respect to which the holders thereof have properly exercised and perfected demands for appraisal of such shares in accordance with the DGCL, (ii) shares of Common Stock that are owned by the Company as treasury stock, and (iii) shares of Common Stock then held by Parent or Purchaser) will be converted automatically into and will thereafter represent only the right to receive $10.50 in cash, without interest and subject to reduction for any applicable withholding of taxes required by applicable law.

In addition, immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any holder thereof, each outstanding and unexercised option of the Company, whether or not vested, that has a per share exercise price that is less than the Merger Consideration (as defined in the Merger Agreement) (an “In the Money Option”) shall be cancelled and the holder thereof shall be entitled to receive a cash payment equal to (A) the excess, if any, of (x) the Merger Consideration over (y) the exercise price payable per share under such option, multiplied by (B) the total number of shares subject to such option immediately prior to the Effective Time (without regard to vesting).

At the Effective Time, each Company option other than an In the Money Option that is then outstanding and unexercised, whether or not vested, shall be cancelled with no consideration payable in respect thereof.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub for a transaction of this nature, including covenants regarding the operation of the Company’s business prior to the Effective Time.

The Company has agreed to customary restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals. Notwithstanding these restrictions, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal that the board of directors of the Company has determined constitutes or would reasonably be expected to lead to a Superior Offer (as such term is defined in the Merger Agreement), if failing to do so would be inconsistent with the board of director’s fiduciary duties under applicable law.

The Merger Agreement also provides that, in connection with the termination of the Merger Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Superior Offer, the Company will be required to pay Parent a termination fee in the amount of $8,750,000.

The board of directors of the Company has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger are fair to and in the best interest of the Company and its stockholders, (ii) declared it advisable that the Company enters into the Merger Agreement, (iii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Transactions, including the Offer and the Merger, (iv) resolved that (a) if the Offer Acceptance Time (as defined in the Merger Agreement) occurs, the Merger shall be effected under Section 251(h) of the DGCL and will be effected as soon as practicable following the consummation of the Offer, and (b) if an Offer Termination occurs, the Merger will be governed by Section 251(c) of the DGCL, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement and (v) resolved to recommend that the Company’s stockholders (1) accept the Offer and tender their shares of Common Stock to Purchaser pursuant to the Offer and (2) adopt the Merger Agreement at any meeting of the Company’s stockholders held for such purpose and any adjournment or postponement thereof.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Parent.

The Merger Agreement contains representations, warranties, covenants and agreements, which were made only for purposes of such agreement and as of specified dates. The representations and warranties in the Merger Agreement reflect negotiations between the parties to the Merger Agreement and are not intended as statements of fact to be relied upon by the Company’s stockholders. In particular, the representations, warranties, covenants and agreements in the Merger Agreement may be subject to limitations agreed by the parties, including having been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, and having been made for purposes of allocating risk among the parties rather than establishing matters of fact. In addition, the parties may apply standards of materiality in a way that is different from what may be viewed as material by investors. As such, the representations and warranties in the Merger Agreement may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, and unless required by applicable law, the Company undertakes no obligation to update such information.

Tender and Support Agreement

In connection with the execution of the Merger Agreement, each of Decheng Capital China Life Sciences USD Fund III, L.P. and Arthur Krieg, MD, the Company’s Chief Scientific Officer, solely in their respective capacities as stockholders of the Company who collectively beneficially own approximately 10% of the outstanding shares of Common Stock, entered into a Tender and Support Agreement (the “Tender and Support Agreement”) with Parent and Purchaser. The Tender and Support Agreement provides, among other things, that each applicable stockholder will tender all of the shares of Common Stock held by such stockholder to Purchaser in the Offer and (if applicable) vote all of its shares of Common Stock in favor of the Merger.

The form of Tender and Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable stockholder or the Company, Parent or Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company, Parent or Purchaser.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is qualified in their entirety by reference to the full text of the Tender and Support Agreement, which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Forward-Looking Statements

This communication includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (“Regeneron”) and Checkmate Pharmaceuticals, Inc. (“Checkmate”), and actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Checkmate’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; risks related to Regeneron’s ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period and that Regeneron and Checkmate will not be integrated successfully; the effects of the transaction on relationships with employees, other business partners or governmental entities; negative effects of this announcement or the consummation of the proposed acquisition on the market price of Regeneron’s or Checkmate’s common stock and/or Regeneron’s or Checkmate’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic) on Regeneron’s or Checkmate’s business and its employees, collaborators, and suppliers and other third parties on which Regeneron and Checkmate rely; Regeneron’s, Checkmate’s, and their collaborators’ ability to continue to conduct research and clinical programs;

Regeneron’s and Checkmate’s ability to manage their supply chains; Regeneron’s ability to manage net product sales of products marketed or otherwise commercialized by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Products”); the nature, timing, and possible success and therapeutic applications of Regeneron’s Products, product candidates being developed by Regeneron and/or its collaborators or licensees (collectively, “Regeneron’s Product Candidates”), and product candidates being developed by Checkmate, such as vidutolimod; the extent to which the results from the research and development programs conducted by Regeneron, Checkmate, and/or their collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; the potential of the Toll-like receptor 9 (TLR9) agonist technology discussed in this communication; uncertainty of the utilization, market acceptance, and commercial success of Regeneron’s Products, Regeneron’s Product Candidates, and vidutolimod and the impact of studies (whether conducted by Regeneron, Checkmate or others and whether mandated or voluntary) on any of the foregoing or any potential regulatory approval of Regeneron’s Products, Regeneron’s Product Candidates, and vidutolimod; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron’s Product Candidates and vidutolimod and new indications for Regeneron’s Products; the ability of Regeneron’s and Checkmate’s collaborators, licensees, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron’s Products, Regeneron’s Product Candidates, and vidutolimod; the ability of Regeneron and/or its collaborators to manufacture and manage supply chains for multiple products and product candidates; safety issues resulting from the administration of Regeneron’s Products, Regeneron’s Product Candidates, and vidutolimod in patients, including serious complications or side effects in connection with the use of Regeneron’s Products, Regeneron’s Product Candidates, and vidutolimod in clinical trials; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron’s ability to continue to develop or commercialize Regeneron’s Products, Regeneron’s Product Candidates, or Checkmate’s ability to continue to develop or commercialize vidutolimod; and competing drugs and product candidates that may be superior to, or more cost effective than, Regeneron’s Products, Regeneron’s Product Candidates, or vidutolimod. A more complete description of these and other material risks can be found in Regeneron’s and Checkmate’s filings with the U.S. Securities and Exchange Commission, including their Forms 10-K for the year ended December 31, 2021 as well as the Schedule TO and related tender offer documents to be filed by Regeneron and Scandinavian Acquisition Sub, Inc., and the Schedule 14D-9 to be filed by Checkmate, and, if applicable, the proxy statement referenced below. Any forward-looking statements are made based on the current beliefs and judgments of Regeneron’s and Checkmate’s management, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron or Checkmate. Regeneron and Checkmate do not undertake any obligation to update (publicly or otherwise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Checkmate, nor is it a substitute for the tender offer materials that Checkmate, Regeneron or its acquisition subsidiary, Scandinavian Acquisition Sub, Inc., will file with the Securities and Exchange Commission (“SEC”). The solicitation and offer to buy Checkmate stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Regeneron intends to file with the SEC. At the time the tender offer is commenced, Regeneron and its acquisition subsidiary will file a Tender Offer Statement on Schedule TO and thereafter Checkmate will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. Under certain circumstances described in the definitive transaction documents, Regeneron may determine to instead to terminate or withdraw the offer and effect the transaction through a merger only, in which case the relevant documents to be filed with the SEC will include a proxy statement for the solicitation of votes of Checkmate stockholders to approve the merger. CHECKMATE’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9, AND, IF APPLICABLE, THE PROXY STATEMENT BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CHECKMATE SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION. The Offer to Purchase, the related Letter of

Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement, and if applicable, the proxy statement will be made available to all stockholders of Checkmate at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Regeneron or Checkmate. Copies of the documents filed with the SEC by Checkmate will be available free of charge on Checkmate’s website at https://ir.checkmatepharma.com or by contacting Checkmate’s Investor Relations Department at (617) 682-3625. Copies of the documents filed with the SEC by Regeneron will be available free of charge on Regeneron’s website at https://investor.regeneron.com or by contacting Regeneron’s Investor Relations Department at invest@regeneron.com or (914) 847-7741.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, and if applicable, the proxy statement, Regeneron and Checkmate each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports or other information filed by Regeneron or Checkmate at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Regeneron’s and Checkmate’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

If the tender offer is terminated and the transaction is to be effected by merger only, in which case, the approval of Checkmate stockholders must be obtained, Regeneron, Checkmate and their respective directors and executive officers may be deemed to be participants in any such solicitation of proxies from Checkmate’s stockholders in connection with the proposed transaction. Information regarding Regeneron’s directors and executive officers is available in its proxy statement that was filed with the SEC; information regarding Checkmate’s directors and executive officers is available in its proxy statement that was filed with the SEC. Other information regarding potential participants in any such proxy solicitation will be contained in any proxy statement filed in connection with the transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 18, 2022, by and among Checkmate Pharmaceuticals, Inc., Regeneron Pharmaceuticals, Inc., and Scandinavian Acquisition Sub, Inc.*

99.1	Tender and Support Agreement, dated as of April 18, 2022 by and among Regeneron Pharmaceuticals, Inc., Scandinavian Acquisition Sub, Inc. and certain Stockholders of Checkmate Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022

CHECKMATE PHARMACEUTICALS, INC.

By:	/s/ Robert Dolski
Name:	Robert Dolski
Title:	Chief Financial Officer